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                                                                   EXHIBIT 17(1)

                                                                PRELIMINARY COPY
                                   KENT FUNDS

         This proxy is solicited by the Board of Trustees of the Kent Funds (the "Trust") for use at a special meeting of shareholders of the Limited Term Tax-Free Fund to be held in the Board Room at BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219 on March 24, 1999 at 9:00 a.m. (Eastern Time).

         The undersigned hereby appoints Martin R. Dean and Robert L. Tuch, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares of beneficial interest in the fund held of record by the undersigned on January 31, 1999, the record date for the meeting, upon the following matters and upon any other matter that may come before the meeting, in their discretion.

         Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote "FOR" the Proposal.

To vote mark an X in blue or black ink on the proxy card below. Keep this portion for your records.

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(Detach here and return this portion only)

Proposal to approve or disapprove a Plan of Reorganization and the transactions contemplated thereby, including the transfer of all of the assets and liabilities of the Limited Term Tax-Free Fund to the Trust's Intermediate Tax-Free Fund, in exchange for Investment Shares and Institutional Shares of the Intermediate Tax-Free Fund and a liquidating distribution of such Investment Shares and Institutional Shares to holders of Investment Shares and Institutional Shares, respectively, of the Limited Term Tax-Free Fund:

1.       Vote on Proposal
         FOR      AGAINST    ABSTAIN
         [ ]        [ ]         [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign, date and return the proxy card promptly using the enclosed envelope.

         Please sign exactly as name appears hereon. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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         Signature                                                     Date